Exhibit 23.10

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our audit letter dated January 21, 2021, included in the Annual Report on Form 10-K of HighPoint Resources Corporation (the “Company”) for the fiscal year ended December 31, 2020, as well as in the notes to the financial statements included therein, included in or made a part of this Registration Statement on Form S-4 of Bonanza Creek Energy, Inc., including any amendments thereto (the “Registration Statement”), of the Company, in accordance with the requirements of the Securities Act of 1933, as amended. We also consent to the references to us under the heading “Experts” contained in the joint proxy statement/prospectus, which is a part of the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

August 27, 2021